As filed with the Securities and Exchange Commission on December 17, 2012
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________

SPHERIX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	52-0849320
(State or other jurisdiction	(I.R.S. employer
of incorporation or organization)	identification number)

Spherix Incorporated, 6430 Rockledge Drive, Suite 503, Bethesda, Maryland 20817
(301) 897-2540
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
___________________

2012 Equity Incentive Plan
___________________
Robert Clayton
Chief Financial Officer
Spherix Incorporated
6430 Rockledge Drive, Suite 503
Bethesda, Maryland 20817
(301) 897-2540
(301) 897-2567 (Fax)
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
___________________

With a copy to:

James E. Baker, Jr.
Baxter, Baker, Sidle, Conn & Jones, P.A.
120 E. Baltimore Street, Suite 2100
Baltimore, Maryland 21202
Telephone:  (410) 385-8122
Facsimile:  (410) 230-3801

___________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer 	Accelerated filer ☐	Non-accelerated filer 	Smaller reporting company ☑
(Do not check if a
smaller reporting company)

Calculation of Registration Fee

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregated Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.0001 par value per share, to be issued under the 2012 Equity Incentive Plan (the “Plan”)	125,000	$8.01	$1,001,250	$136.57

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the Plan, by reason of any stock split, stock dividend, recapitalization or any other similar transaction, effected without receipt of consideration, which results in an increase in the Registrant’s outstanding shares of common stock.

(2)
Estimated pursuant to  Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Capital Market on December 12, 2012.

The Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

PART I

Information Required in the Section 10(a) Prospectus

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”) and the instructions to Form S-8.  In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectus or prospectus supplements pursuant to Rule 424.

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Commission on March 29, 2012;

(2)
The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012, June 30, 2012 and September 30, 2012, filed with the Commission on May 15, 2012, August 13, 2012 and November 14, 2012, respectively; and

(3)
The Registrant’s Current Reports on Form 8-K filed with the Commission on January 10, 2012, February 3, 2012, February 16, 2012, March 13, 2012, March 15, 2012, March 23, 2012, March 28, 2012, April 25, 2012, May 15, 2012, June 18, 2012, August 13, 2012, August 20, 2012, September 6, 2012, September 7, 2012, September 21, 2012, September 28, 2012, October 10, 2012, November 8, 2012 November 13, 2012, November 15, 2012, November 19, 2012, December 6, 2012, December 10, 2012;  December 12, 2012 and December 17, 2012; and

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.	Description of Securities.

DESCRIPTION OF CAPITAL STOCK

The following is a description of our capital stock and the material provisions of our certificate of incorporation, bylaws and other agreements.  The following is only a summary and is qualified by applicable law and by the provisions of our certificate of incorporation, bylaws and other agreements, copies of which are available as set forth under the caption “Where You Can Find More Information.”

General

Under our certificate of incorporation, we have 55,000,000 shares of authorized capital stock, of which 50,000,000 shares have been classified as common stock, $0.0001 par value per share, and 5,000,000 shares have been classified as preferred stock, $0.01 par value per share.  As of December 12, 2012, there were 691,463 shares of common stock outstanding and one (1) share of Series B Convertible Preferred Stock outstanding.

Common Stock

Subject to the rights of the preferred stock, holders of common stock are entitled to receive such dividends as are declared by our board of directors out of funds legally available for the payment of dividends.  We presently intend to retain any earnings to fund the development of our business.  Accordingly, we do not anticipate paying any dividends on our common stock for the foreseeable future.  Any future determination as to declaration and payment of dividends will be made at the discretion of our board of directors.

In the event of the liquidation, dissolution, or winding up of Spherix, each outstanding share of our common stock will be entitled to share equally in any of our assets remaining after payment of or provision for our debts and other liabilities.

Holders of common stock are entitled to one vote per share on matters to be voted upon by stockholders.  There is no cumulative voting for the election of directors, which means that the holders of shares entitled to exercise more than fifty percent (50%) of the voting rights in the election of directors are able to elect all of the directors.

Holders of common stock have no preemptive rights to subscribe for or to purchase any additional shares of common stock or other obligations convertible into shares of common stock which we may issue after the date of this prospectus.

All of the outstanding shares of common stock are fully paid and non-assessable.  Holders of our common stock are not liable for further calls or assessments.

The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

This prospectus also relates to preferred stock purchase rights attached to our common stock. References in this prospectus to common stock shall be deemed to include the preferred stock purchase rights attached hereto.

Preferred Stock

Our certificate of incorporation authorizes 5,000,000 shares of preferred stock.  Our board of directors is authorized, without further stockholder action, to establish various series of such preferred stock from time to time and to determine the rights, preferences and privileges of any unissued series including, among other matters, any dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, the number of shares constituting any such series, and the description thereof and to issue any such shares.  Although there is no current intent to do so, our board of directors may, without stockholder approval, issue shares of an additional class or series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of the common stock.

Series A Preferred Stock

In connection with our adoption of the stockholder rights plan described below, our board of directors designated 500,000 shares of our preferred stock as Series A Junior Participating Preferred Stock.

One of the effects of the preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of Spherix by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of the management.

In 2001, we adopted a stockholder rights plan in which rights to purchase shares of Series A Junior Participating Preferred Stock (“Series A Preferred Stock”) were distributed as a dividend at the rate of one right for each share of common stock held as of the close of business on March 1, 2001.  The rights are designed to guard against partial tender offers and other abusive and coercive tactics that might be used in an attempt to gain control of Spherix or to deprive our stockholders of their interest in the long-term value of Spherix.  These rights seek to achieve these goals by forcing a potential acquirer to negotiate with our board of directors (or go to court to try to force the Board of Directors to redeem the rights), because only the Board of Directors can redeem the rights and allow the potential acquirer to acquire our shares without suffering very significant dilution.  However, these rights also could deter or prevent transactions that stockholders deem to be in their interests, and could reduce the price that investors or an acquirer might be willing to pay in the future for shares of our common stock.

Each right entitles the registered holder to purchase one one-hundredth of a share (a “Unit”) of our Series A Preferred Stock.  Each Unit of Series A Preferred Stock will be entitled to an aggregate dividend of 100 times the dividend declared per share of common stock.  In the event of liquidation, the holders of the Units of Series A Preferred Stock will be entitled to an aggregate payment of 100 times the payment made per share of common stock.  Each Unit of Series A Preferred Stock will have 100 votes, voting together with the common stock.  Finally, in the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each Unit of Series A Preferred Stock will be entitled to receive 100 times the amount received per share of common stock.  These rights are protected by customary anti-dilution provisions.

The rights will be exercisable only if a person or group acquires ten percent (10%) or more of our common stock (subject to certain exceptions stated in the plan) or announces a tender offer the consummation of which would result in ownership by a person or group of ten percent (10%) or more of our common stock.  Our board of directors may redeem the rights at a price of $.001 per right.  The rights will expire at the close of business on December 31, 2012 unless the expiration date is extended or unless the rights are earlier redeemed or exchanged by Spherix.

Series B Convertible Preferred Stock

In connection with an offering of securities, which we closed in October, 2010, we created a Series B Convertible Preferred Stock.  All shares of Series B Convertible Preferred Stock issued in the offering have been converted to common stock except for one (1) outstanding share of Series B Convertible Preferred Stock.

The Series B Convertible Preferred Stock is convertible at the option of the holder at any time into shares of our common stock at a conversion ratio determined by dividing the stated value of the convertible preferred stock, or $1,000, by a conversion price of $250  per share.  The conversion price is subject to adjustment in the case of stock splits, stock dividends, combination of shares and similar recapitalization transactions.  The conversion price may also be subject to adjustment if we issue rights, options or warrants to all holders of our common stock entitling them to subscribe for or purchase shares of our common stock at a price per share less than the daily volume weighted average price of our common stock, if we distribute evidences of our indebtedness or assets or rights or warrants to subscribe for or purchase any security to all holders of our common stock, or if we consummate a fundamental corporate transaction such as a merger or consolidation, sale or other disposition of all or substantially all of our assets, or an exchange or tender offer accepted by the holders of 50% or more of our outstanding common stock.  Subject to limited exceptions, a holder of shares of Series B Convertible Preferred Stock will not have the right to convert any portion of its Series B Convertible Preferred Stock if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to its conversion.

The Series B Convertible Preferred Stock is entitled to receive dividends (on an “as converted to common stock” basis) to and in the same form as dividends actually paid on shares of our common stock.

Except as required by law, holders of our Series B Convertible Preferred Stock are generally not entitled to voting rights.

Options and Warrants

On December 17, 2012, the Company’s Amended and Restated 1997 Stock Option Plan (the “1997 Plan”) was terminated and replaced with the 2012 Incentive Compensation Plan.  The Spherix Incorporated 2012 Equity Incentive Plan authorizes the issuance of up to 125,000 shares of our common stock via stock options and grants of restricted stock.  As of December 12, 2012, there were options held by our employees and others to purchase an aggregate of 7,163 shares of common stock, exercisable at a weighted average exercise price of $22.34 per share under the 1997 Plan and warrants held by third parties to purchase 550,664 shares of our common stock at a weighted exercise price of $24.14per share.

Limitations on Directors’ Liability

Our certificate of incorporation and bylaws contain provisions indemnifying our directors and officers to the fullest extent permitted by Delaware law.

In addition, as permitted by Delaware law, our certificate of incorporation provides that no director will be liable to us or our stockholders for monetary damages for breach of the director’s fiduciary duty as a director.  The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of the director’s fiduciary duty as a director, except that a director will be personally liable for:

•	any breach of his or her duty of loyalty to us or our stockholders;
•	acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;
•	the payment of dividends or the redemption or purchase of stock in violation of Delaware law; or

•	any transaction from which the director derived an improper personal benefit.

This provision does not affect a director’s liability under the federal securities laws.

To the extent that our directors, officers and controlling persons are indemnified under the provisions contained in our certificate of incorporation or Delaware law against liabilities arising under the Securities Act of 1933, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Provisions of Our Certificate of Incorporation and Delaware Law that May Have an Anti-Takeover Effect

Certain provisions set forth in our certificate of incorporation and Delaware law, which are summarized below, may have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in the stockholder’s best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Delaware Takeover Statute

Section 203 of the Delaware General Corporation Law (“DGCL”) prohibits a Delaware corporation that is a public company from engaging in any “business combination” (as defined below) with any “interested stockholder” (defined generally as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with such entity or person) for a person of three years following the date that such stockholder became an interested stockholder, unless:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer;  or

•
on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the Delaware General Corporation Law defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder;  or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Undesignated Preferred Stock

Our certificate of incorporation contains provisions that permit our board of directors to issue, without any further vote or action by our stockholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, any voting powers of the shares of the series, and any preferences and relative, participating, optional and other special rights and any qualifications, limitations or restrictions, of the shares of such series.  Our board could authorize the issuance of shares of preferred stock that could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for shares of our common stock or otherwise be in their interests.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, LLC, whose address is 59 Maiden Lane, Plaza Level, New York, NY 10038.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “SPEX”.  We have not applied to list our common stock on any other exchange or quotation system.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Delaware General Corporation Law (“DGCL”) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.  The Company’s certificate of incorporation provides that the personal liability of directors of the Company is eliminated to the fullest extent permitted by this provision.

Section 145 of the DGCL provides that directors, officers, employees or agents of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful.  Section 145 also provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with a derivative suit brought against them in their capacity as a director, officer, employee or agent, as the case may be, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

The Company’s Bylaws requires the Company to indemnify any person who may be indemnified by a Delaware corporation pursuant to Section 145 of the DGCL in each situation where the Company is permitted to indemnify such person.

The Registrant currently carries liability insurance for its directors and officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

4.1	Certificate of Incorporation and Bylaws of the Company (incorporated by reference to the Company’s Annual Proxy Statement for meeting held on May 15, 1992, as filed with the Commission)
4.2
Certificates of Amendment of the Company (incorporated by reference to the Company’s Proxy Statement for its May 1996, May 2000, May 2001, November 2011, and August 2012 annual meetings, as well as the Company’s Information Statement filed November 26, 2012, all as filed with the Commission)

4.3	Amended and Restated By-Laws of Spherix Incorporated (incorporated by reference to Form 8-K filed November 23, 2009)
4.4	Rights Agreement dated as of February 16, 2001, between Spherix Incorporated and American Stock Transfer and Trust Company (incorporated by reference to Form 8-K filed March 6, 2001)
4.5
First Amendment to Rights Agreement dated as of December 20, 2010, between Spherix Incorporated and American Stock Transfer and Trust Company (incorporated by reference to Form 8-K filed December 20, 2010)

4.6	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (incorporated by reference to Form 8-K filed October 8, 2010)
5.1	Opinion of Baxter, Baker, Sidle, Conn & Jones, P.A.
10.1	2012 Equity Incentive Plan (incorporated by reference to the Company’s Information Statement on Form DEF 14c filed November 26, 2012)
23.1	Consent of Grant Thornton
23.2	Consent of Baxter, Baker, Sidle, Conn & Jones, P.A. (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page of this Form S-8)

Item 9.	Undertakings.

A.	The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(I)(i) and (A)(I)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court or appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, Maryland, on this 17 day of December, 2012.

SPHERIX INCORPORATED

By:	/s/ Robert L. Clayton
Robert L. Clayton Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert L. Clayton as their true and lawful attorney-in-fact and agent with full power of substitution, for them in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments) and to file the same, with all exhibits hereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Robert Lodder	Principal Executive Officer	December 17, 2012
Robert Lodder	and President

/s/ Robert L. Clayton	CFO, Treasurer and	December 17, 2012
Robert L. Clayton	Principal Accounting Officer

/s/ Robert J. Vander Zanden	Chairman of the Board	December 17, 2012
Robert J. Vander Zanden

/s/ Douglas T. Brown	Director	December 17, 2012
Douglas T. Brown

/s/ Harvey J. Kesner	Director	December 17, 2012
Harvey J. Kesner

/s/ Edward M. Karr	Director	December 17, 2012
Edward M. Karr

Baxter, Baker, Sidle, Conn & Jones, P.A.
Attorneys at Law
120 E. Baltimore Street, Suite 2100
Baltimore, Maryland  21202-1643

James E. Baker, Jr. Direct Line (410) 385-8122 e-mail: jbaker@bbsclaw.com	Telephone (410) 230-3800 Facsimile (410) 230-3801

December 17, 2012

Spherix Incorporated
6430 Rockledge Drive
Westmoreland Building #503
BETHESDA, MARYLAND  20817

RE:	Spherix Incorporated (the “Company”) Registration Statement on Form S-8 for 125,000 shares of Common Stock

Ladies and Gentlemen:

We refer to your registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) in connection with the registration of 125,000 shares of Common Stock (the “Shares”) issuable under the 2012 Equity Incentive Plan (the “Plan”).

As your counsel, we have examined such matters of fact and questions of law as we have deemed necessary in order to render the opinion set forth herein.  In connection with our opinion expressed below, we have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.  We express no opinion as to matters governed by any laws other than the laws of the Delaware General Corporation Law and the federal laws of the United States.

Based upon and subject to the foregoing, we advise you that, in our opinion, when the Shares have been issued and sold pursuant to the applicable provisions of the Plan, and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company’s Common Stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours, BAXTER, BAKER, SIDLE, CONN & JONES, P.A.

By:	/s/ James E. Baker, Jr.
James E. Baker, Jr., Principal